EXHIBIT 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT:
August 8, 2006	CHRISTINE M. RUSH
CHIEF FINANCIAL OFFICER
(301) 430-2544

OLD LINE BANCSHARES, INC.’S SIX MONTH NET INCOME RISES 68.31 PERCENT

BOWIE, MD. (NASDAQ CAPITAL MARKET: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income was $790,195 or $0.19 basic and diluted earnings per common share for the six month period ending June 30, 2006. This represented an increase of $320,711 or 68.31% compared to net income of $469,484 or $0.22 basic and diluted earnings per common share for the same period in 2005. The 2,096,538 additional shares issued during the capital offering in October 2005 negatively impacted earnings per share. Net income for the three month period ended June 30, 2006 increased $164,057 or 67.60% to $406,742 compared to $242,685 for the same period in 2005. Total assets were $196.5 million on June 30, 2006. This represented a $27.5 million or 16.27% increase over the December 31, 2005 level of $169.0 million.

Mr. Cornelsen stated: “I am pleased to report continuing strong financial performance for the first six months and the second quarter of 2006. Because of the hard work and dedication of the team of lenders located in the College Park office that we opened in August 2005, and the efforts of the rest of our staff, we have seen 25.04% or $26.1 million of growth in loans since December 31, 2005. At June 30, 2006, the loan portfolio was $130.3 million compared to $104.2 million at December 31, 2005. We have accomplished this growth while maintaining sound risk management practices. As a result, asset quality remains excellent and we ended the quarter with no loans 90 days past due or non-performing. The allowance for loan losses was $1.2 million or 0.93% of loans at June 30, 2006, compared to $954,706 or 0.91% of loans at December 31, 2005. The continued deployment of the offering proceeds into loans, coupled with rising interest rates and a favorable deposit mix, improved our net interest margin from 3.88% for the six months ended June 30, 2005 to 4.32% for the six months ended June 30, 2006.”

Mr. Cornelsen added: “We continue to make investments in personnel, facilities and infrastructure to support current and anticipated future growth. On July 10th, we moved into our new corporate headquarters and opened our 5th branch location at 1525 Pointer Ridge Place, Bowie, Maryland. In July, we also hired Wendi M. Williams as Vice President of Business Development. Ms. Williams has had an exemplary career in executive management that will serve her well in her new role as Vice President. She brings tremendous marketing skills and has a strong business development background. Most recently she served as President and Chief Executive Officer of the Prince George’s Chamber of Commerce.”

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank also operates from a branch in Bowie, Maryland, two branches in Waldorf, Maryland and two branches in Prince George’s County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George’s, Charles and northern St. Mary’s. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute “forward-looking statements” as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates” or similar terminology. These forward-looking statements may include, among others, statements regarding future operating results. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to; the ability of Old Line Bancshares, Inc. to successfully implement its growth and expansion strategy; risk of credit losses; changes in interest rates and monetary policy that may adversely affect Old Line Bancshares, Inc.; changes in regulatory requirements and/or restrictive banking legislation that may adversely affect Old Line Bancshares, Inc.; risks associated with Old Line Bancshares, Inc.’s lending limit; and changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiary Consolidated Balance Sheets

Assets
	June 30, 2006	December 31, 2005
	(Unaudited)
Cash and due from banks	$5,816,308	$4,387,676
Federal funds sold	28,292,642	35,573,704
Total cash and cash equivalents	34,108,950	39,961,380
Investment securities available for sale	13,655,640	13,926,111
Investment securities held to maturity	2,802,792	2,203,445
Loans, less allowance for loan losses	130,339,151	104,249,383
Restricted equity securities at cost	1,530,550	1,102,750
Investment in real estate, LLC	-	837,436
Bank premises and equipment	9,631,299	2,436,652
Accrued interest receivable	610,121	504,299
Deferred income taxes	272,622	200,663
Bank owned life insurance	3,390,580	3,324,660
Other assets	201,625	281,045
	$196,543,330	$169,027,824

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing	$36,200,947	$30,417,858
Interest bearing	97,624,852	89,253,741
Total deposits	133,825,799	119,671,599
Short-term borrowings	18,005,160	9,292,506
Long-term borrowings	8,950,076	6,000,000
Accrued interest payable	400,398	336,868
Income tax payable	120,375	86,151
Other liabilities	345,688	124,873
	161,647,496	135,511,997

Minority interest	837,190	-

Stockholders' equity
Common stock, par value $0.01 per share, authorized 15,000,000 shares in 2006 and 5,000,000 shares in 2005; issued and outstanding 4,250,098.5 in 2006 and 4,248,898.5 in 2005	42,501	42,489
Additional paid-in capital	31,805,555	31,735,627
Retained earnings	2,548,770	1,992,301
	34,396,826	33,770,417
Accumulated other comprehensive income	(338,182)	(254,590)
	34,058,644	33,515,827
	$196,543,330	$169,027,824

Old Line Bancshares, Inc. & Subsidiary
Consolidated Statements of Income
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Interest revenue
Loans, including fees	$2,106,543	$1,354,841	$3,950,716	$2,588,137
U.S. Treasury securities	31,764	31,764	63,339	63,339
U.S. government agency securities	58,813	58,570	117,377	119,363
Mortgage backed securities	16,674	22,009	34,069	45,969
Tax exempt securities	28,315	28,825	56,092	57,668
Federal funds sold	380,634	109,608	761,967	180,989
Other	19,817	11,072	38,747	24,827
Total interest revenue	2,642,560	1,616,689	5,022,307	3,080,292

Interest expense
Deposits	722,063	395,349	1,350,115	739,195
Borrowed funds	130,378	75,571	228,941	142,511
Total interest expense	852,441	470,920	1,579,056	881,706
Net interest income	1,790,119	1,145,769	3,443,251	2,198,586
Provision for loan losses	140,000	75,000	270,000	125,000
Net interest income after provision for loan losses	1,650,119	1,070,769	3,173,251	2,073,586

Non-interest revenue
Service charges on deposit accounts	71,047	60,751	128,354	117,503
Marine division broker origination fees	67,432	25,057	191,783	25,057
Other fees and commissions	73,106	38,801	143,569	120,158
Total non-interest revenue	211,585	124,609	463,706	262,718

Non-interest expenses
Salaries	668,205	421,373	1,274,811	830,010
Employee benefits	165,577	74,985	345,773	147,656
Occupancy	64,510	53,400	130,727	108,981
Equipment	33,752	26,950	64,610	53,243
Data processing	37,347	31,637	74,708	63,083
Other operating	286,012	209,598	571,313	405,549
Total non-interest expenses	1,255,403	817,943	2,461,942	1,608,522
Minority interest	246	-	246	-
Income before income taxes	606,547	377,435	1,175,261	727,782
Income taxes	199,805	134,750	385,066	258,298
Net Income	$406,742	$242,685	$790,195	$469,484

Basic earnings per common share	$0.10	$0.11	$0.19	$0.22
Diluted earnings per common share	$0.10	$0.11	$0.19	$0.22